Exhibit 10.21

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BELL BR MEADOWMONT, LLC

          This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Bell BR Meadowmont, LLC (the “Company”), is entered into by Bell BR Meadowmont ,JV, LLC (“Meadowmont JV”). as the sole equity member (the “Member”), and Thomas P. Hockman (“Springing Member 1”) and Barbara R. Christy (“Springing Member 2”). as the Springing Members (as defined herein). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

          Notwithstanding anything in the Original Agreement (as defined herein) to the contrary, (i) the Certificate of Formation of the Company was filed in the office of the Secretary of State of the State of Delaware on March 2, 2010, and (ii) the Original Agreement was governed by the laws of the State of Delaware (without regard to conflict of laws principles).

          The Member, by execution of this Agreement, hereby amends and restates in its entirety the Operating Agreement of the Company, effective as of March 10, 2010 (the “Original Agreement”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and the Member and Thomas P. Hockman and Barbara R. Christy hereby agree as follows:

Section 1. Name.

          The name of the limited liability company continued hereby is Bell BR Meadowmont, LLC

Section 2. Principal Business Office.

          The principal business office of the Company shall be located at 300 N„ Greene Street, Suite 1000, Greensboro, North Carolina 27401, or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 4. Registered Agent.

          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801

Section 5. Members.

          (a) The mailing address of the Member is set forth on Schedule B attached hereto. Meadowmont JV was admitted to the Company as a member of the Company upon its execution of the Original Agreement Upon its execution of a counterpart signature page to this Agreement, the Member’ continues as a member of the Company.

          (b) Subject to Section 9(d), the Member may act by written consent.

          (c) So long as any Obligation is outstanding, the Company shall maintain at least two “springing” members (each, a “Springing Member” and together, the “Springing Members”) that shall be admitted to the Company as members of the Company only in accordance with Section 5(d). The initial Springing Members shall be Thomas P. Hockman and Barbara R Christy, No resignation or removal of a Springing Member; and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of Springing Member 1 or Springing Member 2, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy.

          (d) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23 (a “Member Cessation Event”), Springing Member 1 shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution,, If, however, at the time of the Member Cessation Event, Springing Member 1 has died or is otherwise no longer able to step into the role of Special Member, then in such event, Springing Member 2 shall, concurrently with the Member Cessation Event and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member’ and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time. No Special Member may resign from the Company or’ transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however; the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member, appointed by the personal representative of the Person that had been the last remaining Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets, Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member shall have no light to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company, In order to implement the admission to the Company of the Special Member, the Springing Members shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Springing Member, in its capacity as such, shall not be a member of the Company,

Section 6. Certificates.

          Barbara R„ Christy, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act, The Member’ shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in North Carolina and in any other jurisdiction in which the Company may wish to conduct business

          The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act..

Section 7. Purpose.

          (a) Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose to be conducted or promoted by the Company is to engage in the following activities:

               (i) to acquire certain real and related personal property commonly known as The Apartments at Meadowmont, located in Chapel Hill, North Carolina (the “Property”) from Meadowmont Apartment Associates, LLC, a North Carolina limited liability company (“Seller”), at a purchase price in the amount of $37,000,000 upon the terms and conditions set forth in that Purchase and Sale Agreement, dated February 18, 2010, by and between the Seller and Bell Partners Inc., which has been assigned to the Company from Bell Partners Inc. pursuant to that Assignment of Contract, dated March 12, 2010;

               (ii) to own, develop, improve, hold, maintain, pledge, finance, sell, lease, operate, transfer, exchange, assign, dispose of, manage or’ otherwise deal with the Property to the extent permitted under the Loan Documents;

               (iii) to enter into the Loan Documents with CWCapital LLC, its successors and assigns, including, without limitation, Federal Home Mortgage Lending Corporation (the “Lender”);

               (iv) to refinance the Property in connection with a permitted repayment or defeasance of the Loan; and

               (v) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

          (b) Notwithstanding any other provision of this Agreement, the Company is hereby authorized to execute, deliver and perform, and the Member on behalf of the Company is hereby authorized to execute and deliver, the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other’ Person. The foregoing authorization shall not be deemed a restriction on the powers of the Member’ to enter into other agreements on behalf of the Company in accordance with this Agreement. The Member hereby confirms that the Company’s execution, delivery and performance of the Basic Documents is not a REIT Prohibited Transaction.

Section 8. Powers.

          Subject to Section 9(d), the Company, and the Member on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9. Management.

          (a) Subject to Section 9(d), the business and affairs of the Company shall be managed by or under the direction of the Member.

          (b) Powers, Subject to Section 9(d), the Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7. the Member has the authority to bind the Company,

          (c) Member as Agent, To the extent of its powers set forth in this Agreement and subject to Section 9(d), the Member is an agent of the Company for the purpose of the Company’s business, and the actions of the Member taken in accordance with such powers set forth in this Agreement shall bind the Company,

          (d) Limitations on the Company’s Activities, Notwithstanding any provision in this Agreement to the contrary, the following provisions shall govern the affairs of the Company for so long as any Obligation remains outstanding:

               (i) Special Purpose Entity. This Section 9(d) is being adopted in order to comply with certain required provisions to qualify the Company as a “special purpose” entity.

               (ii) No Amendment, The Member shall not amend, alter, change or repeal Sections 1. 5(b). 5(c). 5(d), 6.7, 8. 9.14.16.20. 21.22.23.24.25.26.28 or 31 or Schedule A of this Agreement (to the extent that the terms defined in Schedule A are used in any of the foregoing sections) (collectively, the “Special Purpose Provisions”), or any other provision of this Agreement or any other’ document governing the formation, management or operation of the Company in a manner that is inconsistent with any of the Special Purpose Provisions, without the prior written consent of the Lender, Subject to this Section 9(d) the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31, In the event of any conflict between any of the Special Purpose Provisions and any other provision of this Agreement or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.

               (iii) Required Consent for Material Actions. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member or any other Person, neither the Member nor any other Person shall be authorized or empowered, nor shall they permit the Company, to take any Material Action, without the prior written consent of the Member.

               (iv) Covenants. The Member shall do or cause the Company to do all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. Notwithstanding anything in this Agreement or in any other document governing the formation, management or operation of the Company to the contrary, so long as any Obligation remains outstanding, the Company;

                    (A) shall not engage in any business or activity, other than the ownership, operation and maintenance of the Property and activities incidental thereto;

                    (B) shall not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Property and such Personalty (as defined in the Deed of Trust) as may be necessary for the operation of the Property and shall conduct and operate its business as presently conducted and operated;

                    (C) shall preserve its existence as an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and shall do all things necessary to observe organizational formalities;

                    (D) shall not merge or consolidate with any other Person;

                    (E) to the fullest extent permitted by law, shall not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; to transfer or permit the direct or indirect transfer of any limited liability company interests, other than transfers permitted under the Deed of Trust; to issue additional limited liability company interests; or to seek to accomplish any of the foregoing;

                    (F) shall not own any subsidiary or make any investment in, any other Person;

                    (G) shall not commingle its assets with the assets of any other Person and shall hold all of its assets in its own name;

                    (H) shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than, (A) the Loan and (B) customary unsecured trade payables incurred in the ordinary course of owning and operating the Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the original principal amount of the Loan and are paid within sixty (60) days of the date incurred;

                    (I) shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and shall not list its assets as assets on the financial statement of any other Person; provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Company’s own separate balance sheet;

                    (J) except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, shall only enter into any contract or agreement with any Member or Affiliate of the Company or any guarantor, or’ any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties;

                    (K) shall not maintain its assets in such a manner that will he costly or difficult to segregate, ascertain or’ identify its individual assets from those of any other Person;

                    (L) shall not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the note evidencing the Loan) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person;

                    (M) shall not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and shall not buy or hold evidence of indebtedness issued by any other Peison (other than cash or investment-grade securities);

                    (N) shall file its own tax returns separate from those of any other Person, except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and shall pay any taxes required to be paid under applicable law;

                    (O) shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, shall correct any known misunderstanding regarding its separate identity and shall not identify itself or any of its Affiliates as a division or department of any other Person;

                    (P) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall pay its debts and liabilities from its own assets as the same shall become due;

                    (Q) shall allocate fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space) and use separate stationery, invoices and checks bearing its own name;

                    (R) shall pay (or cause the Property Manager to pay on behalf of the Company from the Company’s funds) its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

                    (S) shall not acquire obligations or securities of its Members or Affiliates;

                    (T) except as contemplated or permitted by the property management agreement with respect to the Property Manager, shall not permit any Affiliate or constituent party independent access to its bank accounts;

                    (U) shall maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; and

                    (V) shall have two (2) Springing Members who are natural persons and shall comply with all Rating Agencies criteria for single member limited liability companies (including, without limitation, the delivery of Delaware single member limited liability company opinions acceptable in all respects to the Lender and to the Rating Agencies).

Section 10. REIT Restrictions.

          The Company (and any direct or indirect Subsidiary, if any, of the Company) may not engage in any activities or hold any assets that would constitute or result in the occurrence of a REIT Prohibited Transaction Notwithstanding anything to the contrary contained in this Agreement, but subject to the Special Purpose Provisions, during the time a REIT Member is a member of the Company, neither the Company, nor any direct or indirect Subsidiary of the Company, nor any member of the Company shall take or refrain from taking any action which, or the effect of which, would constitute or result in the occurrence of a REIT Prohibited Transaction by the Company or any direct or indirect Subsidiary thereof, including, without limiting the generality of the foregoing, but in amplification thereof:

          (a) entering into any lease, license, concession or’ other agreement or permitting any sublease, license, concession or other agreement that provides for rent or other payment based in whole or in part on the income or profits of any Person, excluding for this purpose a lease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any Person without reduction for any costs of the lessee (and in the case of a sublease, without reduction for any sublessor costs);

          (b) leasing personal property, excluding for this purpose a lease of personal property that is entered into in connection with a lease of teal property where the rent attributable to the personal property is less than 15% of the total rent provided for under the lease;

          (c) acquiring or holding any debt investments, excluding for these purposes “debt” solely between wholly owned Subsidiaries of the Company, unless (i) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any Person, and (ii) the debt is fully secured by mortgages on real property or on interests in real property. Notwithstanding anything to the contrary herein, in the case of debt issued to the Company by a Subsidiary which is treated as a “taxable REIT subsidiary” of the REIT Member, such debt shall be secured by a mortgage or similar security interest, or by a pledge of the equity ownership of a Subsidiary of such taxable REIT Subsidiary;

          (d) acquiring or holding, directly or indirectly, more than 10% of the outstanding securities of any one issuer (by vote or’ value) other than an entity which either (i) is taxable as a partnership or a disregarded entity for United States federal income tax purposes, (ii) has properly elected to be a taxable REIT Subsidiary of the REIT Member by jointly filing with REIT, IRS Form 8875, or (iii) has properly elected to be a real estate investment trust for U.S. federal income tax purposes;

          (e) entering into any agreement where the Company receives amounts, directly or indirectly, for rendering services to the tenants of any property that is owned, directly or indirectly, by the Company other than (i) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the Property is located where such services are either provided by (A) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company or REIT Member do not, directly or indirectly, derive revenue or (B) a taxable REIT Subsidiary of REIT Member who is adequately compensated for such services or (ii) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the Property’s tenants);

          (f) entering into any agreement where a material amount of income received or accrued by the Company under such agreement, directly or indirectly, does not qualify as either (i) “rents from real property” or (ii) “interest on obligations secured by mortgages on real property or on interests in real property,” in each case as such terms are defined in Section 856(c) of the Code;

          (g) holding cash of the Company available for operations or distribution in any manner other than a traditional bank checking or savings account;

          (h) selling or disposing of any property, subsidiary or other asset of the Company prior to (i) the completion of a two (2) year holding period with such period to begin on the date the Company acquires a direct or indirect interest in such property and begins to hold such property, subsidiary or asset for the production of rental income, and (ii) the satisfaction of any other requirements under Section 857 of the Code necessary for the avoidance of a prohibited transaction tax on the REIT; or

          (i) failing to make current cash distributions to the REIT Member each year in an amount which does not at least equal the taxable income allocable to the REIT Member for such year,

Notwithstanding the foregoing provisions of this Section 10, the Company may enter into a REIT Prohibited Transaction if it receives the prior written approval of the REIT Member specifically acknowledging that the REIT Member is approving a REIT Prohibited Transaction pursuant to this Section 10, For purposes of this Section 10, “REIT Prohibited Transactions” shall mean any of the actions specifically set forth in this Section 10.

Section 11. Intentionally Omitted.

Section 12. Limited Liability.

          Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Springing Member nor the Special Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Springing Member or Special Member of the Company.

Section 13. Capital Contributions.

          The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto In accordance with Section 5(d), the Springing Members and the Special Member shall not be required to make any capital contributions to the Company.

Section 14. Additional Contributions.

          Notwithstanding Section 9(d)(iv)(P). the Member is not required to make any additional capital contribution to the Company, However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member, Except as provided in Section 26. the provisions of this Agreement, including this Section 14. are intended to benefit the Member, the Springing Members and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (other than a Covered Person) (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member, the Springing Members and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15. Allocation of Profits and Losses.

          The Company’s profits and losses shall be allocated to the Member.

Section 16. Distributions.

          Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law, or any Basic Document or would constitute a default under the Loan Documents

Section 17. Books and Records.

          The Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business, The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18. Intentionally Omitted.

Section 19. Other Business.

          Notwithstanding any other duty existing at law or in equity, the Member, the Springing Members and the Special Member and any Affiliate of the Member, the Springing Members or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others The Company shall not have any rights in or to such independent ventures or the income or profits there from by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

          (a) To the fullest extent permitted by applicable law, neither the Member nor the Springing Members nor’ the Special Member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”-) shall be liable to the Company of any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or bad faith.

          (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence, willful misconduct or bad faith with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of

Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

          (c) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

          (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

          (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          (f) Notwithstanding the foregoing provisions, any indemnification set forth herein shall be fully subordinate to the Loan and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay all its obligations to creditors.

          (g) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21. Assignments.

          Subject to Section 23 and any transfer restriction contained in the Basic Documents, the Member may assign in whole or in part its limited liability company interest in the Company, The transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agieement, which instrument may be a counterpart signature page to this Agieement If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21. such admission shall be deemed effective immediately prior to the transfer’ and, immediately following such admission, the transferor Member shall cease to be a member of the

Company Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22. Resignation.

          So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Lender consents in writing and if an additional Member is admitted to the Company pursuant to Section 23. If the Member is permitted to resign pursuant to this Section 22. an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a Member of the Company.

Section 23. Admission of Additional Members.

          One or more additional Members may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Lender consents to such admission in writing prior to such admission or’ except as may be expressly provided otherwise in the Loan Documents.

Section 24. Dissolution.

          (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other’ than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member’ and the admission of an additional Member’ of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

          (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

          (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

          (d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

          (e) Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or Special Member, or the occurrence of an event that causes the Member or Special Member to cease to be a member of the Company.

Section 25. Waiver of Partition: Nature of Interest.

          Except as otherwise expressly provided in Section 9(d)(iii) of this Agreement, to the fullest extent permitted by law, each of the Member, the Springing Members and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver1 for’ all of any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company, The Member shall not have any interest in any specific assets of the Company, and the Member’ shall not have the status of a creditor with respect to any distribution pursuant to Section 16. The interest of the Member in the Company is personal property.

Section 26. Benefits of Agreement: No Third-Party Rights.

          Except for the Lender with respect to the Special Purpose Provisions, (1) none of the provisions of this Agreement shall be for’ the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member and (2) nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons), The Lender is an intended third-patty beneficiary of this Agreement and may enforce the Special Purpose Provisions.

Section 27. Severability of Provisions.

          Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement.

          This Agreement supersedes and replaces the Original Agreement and constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29. Binding Agreement.

          Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, the Special Purpose Provisions, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

Section 30. Governing Law.

          This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws,,

Section 31. Amendments.

          Subject to Section 9(d), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

          Section 32. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33. Notices.

          Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2. (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound heieby, have duly executed this Amended and Restated Limited Liability Company Agreement.
MEMBER:

Bell BR Meadowmont JV, LLC,
a Delaware limited liability company

By:	Bell Paitners Inc ,
aNorth Carolina corporation,
its Co-Manager

	By:	/s/ Jenathan D. Bell
	Name:	Jenathan D. Bell
	Title:	President

By:	BR Meadowmont Managing Member, LLC,
a Delaware limited liability company, its
Co-Manager

By:
	Name:	Jordan S. Ruddy
	Title:	President

SPRINGING MEMBERS
/s/ Thomas P.Hockman
Name:	Thomas P.Hockman

/s/ Barbara R. Christy
Name:	Barbara R. Christy

S-1

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement.
MEMBER:

Bell BR Meadowmont JV, LLC, a Delaware limited liability company

By:	Bell Partners Inc,
a North Carolina corporation,
its Co-Manager

By:
Name:
Title:

By:	BR Meadowmont Managing Member, LLC,
a Delaware limited liability company,
its Co-Manager

	By:	/s/ Jordan S Ruddy
	Name:	Jordan S Ruddy
	Title:	President

SPRINGING MEMBERS

Name:	Thomas P. Hockman

Name:	Barbara R. Christy

S-2

SCHEDULE A

Definitions

A. Definitions

          When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

          “Act” has the meaning set forth in the preamble to this Agreement.

          “Affiliate” means, with respect to any Person, any other Person directly or’ indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

          “Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

          “Bankruptcy” means, with respect to any Person, (a) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (b) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

          “Basic Documents” means the Loan Documents, the Certificate Regarding Rent Roll, by the Company, and all documents and certificates contemplated thereby or delivered in connection therewith.

          “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 2, 2010, as amended or amended and restated from time to time.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the corresponding provisions of any successor law.

          “Company” means Bell BR Meadowmont, LLC, a Delaware limited liability company.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, 49% or more of the ownership interests.

          “Covered Persons” has the meaning set forth in Section 20(a).

          “Deed of Trust” means that certain Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by the Company, as grantor, to Mark S. Shiembob, as trustee, for the benefit of Lender.

          “Lender” has the meaning set forth in Section 7(a).

          “Loan” means the loan to be obtained by the Company to finance, in part, the acquisition of the Property, which loan is secured by the Deed of Trust.

          “Loan Documents” means the (i) Deed of Trust, (ii) the Multifamily Note-CME, by the Company to the order of the Lender, (iii) the Assignment of Management Agreement and Subordination of Management Fees-CME, among the Company, the Lender and the Property Manager, (iv) the Repair Escrow Agreement-CME, between the Company and the Lender, (v) the Repair Agreement, between the Company and the Lender, (vi) the Borrower’s Certificate and Agreement, by the Company for the benefit of the Lender, (vii) the Agreement for Amendment of Documents, among the Company, Bell Partners Inc, Bell Fund III, LLC, R. Ramin Kamfar and James G. Babb, III, (viii) the Replacement Reserve Agreement-CME, between the Borrower and the Lender, and (ix) additional loan documents and all other agreements, documents, instruments, certificates or papers executed and delivered in connection with the Loan.

          “Material Action” means to file any insolvency or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, or to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

          “Member” means Bell BR Meadowmont JV, LLC, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member1 of the Company; provided, however, the term “Member” shall not include the Springing Members or the Special Member.

          “Member Cessation Event” has the meaning in Section 5(d).

          “Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Loan Documents or any related document in effect as of any date of determination.

          “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

          “Property” has the meaning in Section 7(a).

          “Property Manager” means Bell Partners Inc, a North Carolina corporation.

          “Rating Agencies” means Fitch, Inc, Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc, or any successor entity of the foregoing, or any other nationally recognized statistical rating organization,,

          “REIT” means a real estate investment tiust as defined in Ode Section 856.

          “REIT Member” means any member of the Company, if such member is a REIT or a direct or indirect Subsidiary of a REIT.

          “REIT Prohibited Transaction” has the meaning in Section 10.

          “Special Member” means, upon such Person’s admission to the Company as a member of the Company pursuant to Section 5(c). a Person acting as Springing Member, in such Person’s capacity as a member of the Company, A Special Member shall only have the rights and duties expressly set forth in this Agreement.

          “Springing Member” has the meaning set forth in Section 5(c).

          “Subsidiary” means any corporation, partnership, limited liability company or’ other entity of which at least a majority of the capital stock or other equity interests is owned by the Company.

          B„ Rules of Construction

          Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation,” The terms “herein,” “hereof and “hereunder” and other’ words of similar’ import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision, The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member
		Agreed Value of	Limited Liability
Name	Mailing Address	Capital Contribution	Company Interest
Bell BR	c/o Bell Partners Inc.		100%
Meadowmont JV,	300 N.Greene Street
LLC	Suite 1000 Greensboro,
NC 27401

B-1